EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-152375) of Reliance Steel & Aluminum Co. and the related Prospectus, the Registration Statement (Amendment No. 2 to Form S-4 No. 333-139790) of Reliance Steel & Aluminum Co. and the related Prospectus, the Registration Statement (Form S-8 No. 333-133204) pertaining to the Earle M. Jorgensen Company 2004 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-136290) pertaining to the Reliance Steel & Aluminum Co. Amended and Restated Stock Option and Restricted Stock Plan, and the Registration Statement (Form S-8 No. 333-147226) pertaining to the Reliance Steel & Aluminum Co. Master 401(k) Plan, the Earle M. Jorgensen Retirement Savings Plan, and the Precision Strip Retirement and Savings Plan, of our report dated February 28, 2008, with respect to the consolidated financial statements and schedule of Reliance Steel & Aluminum Co. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ ERNST & YOUNG LLP
Los Angeles, California
February 27, 2009

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